                                                                       Exhibit 1

                                   ACE LIMITED
                           (a Cayman Islands Company)

                          20,000,000 Depositary Shares
                      Each Representing 1/10 of a Share of
             7.80% Cumulative Redeemable Preferred Shares, Series C
                           (Par Value $1.00 Per Share)
              (Liquidation Preference $25.00 Per Depositary Share)

                                 TERMS AGREEMENT

                                                                     May 7, 2003

ACE LIMITED
ACE Global Headquarters
17 Woodbourne Avenue
Hamilton HM 08, Bermuda

Ladies and Gentlemen:

The undersigned underwriters (the "Underwriters") understand that ACE Limited, a Cayman Islands Company (the "Company"), proposes to sell 20,000,000 Depositary Shares (the "Shares"), each Share representing 1/10 of a share of its 7.80% Cumulative Redeemable Preferred Shares, Series C, $1.00 par value per share (the "Preferred Shares"). Subject to the terms and conditions set forth herein or incorporated by reference herein, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Shares set forth below opposite the name of such Underwriter at $24.2125 per Share on the Closing Date.

         The Shares shall have the following terms:

Title of Shares:  Depositary Shares, each representing 1/10 of a share of 7.80%
                  Cumulative Redeemable Preferred Shares, Series C
Number of Shares to be issued: 20,000,000
Maximum number of Shares representing Option Preferred Shares to be issued:
                  3,000,000
Current ratings:  Moody's Investors Service, Inc. Baa2 (stable outlook)
                  Standard & Poor's Ratings Services BBB- (negative outlook)
Dividend rate:    7.80% or $19.50 per annum per Preferred Share
                  ($1.95 per Share)
Redemption provisions:  As set forth in the Resolutions of the Special Committee of the Board of Directors of the Company for the Preferred Shares
Conversion provision, if any:  N/A
Initial price to public: 100%
Underwriting Commission:  $0.7875 per share
Purchase price:  $24.125 per Share plus accrued but unpaid dividends, if any, to the date of purchase.

                                                                                          Number of
                                   Underwriters                                             Shares
                                   ------------                                          -----------
       Citigroup Global Markets Inc.                                                      2,227,500
       Merrill Lynch, Pierce, Fenner & Smith Incorporated                                 2,227,500
       A.G. Edwards & Sons, Inc.                                                          2,222,500
       Morgan Stanley & Co. Incorporated                                                  2,222,500
       Prudential Securities Incorporated                                                 2,222,500
       UBS Warburg LLC                                                                    2,222,500
       Wachovia Securities, Inc.                                                          2,222,500
       Banc of America Securities LLC                                                       400,000
       Bear, Stearns & Co. Inc.                                                             400,000
       Deutsche Bank Securities Inc.                                                        400,000
       Quick & Reilly, Inc.                                                                 400,000
       RBC Dain Rauscher Inc.                                                               400,000
       ABN AMRO Incorporated                                                                100,000
       Banc One Capital Markets, Inc.                                                       100,000
       Charles Schwab & Co., Inc.                                                           100,000
       Commerzbank Capital Markets Corp.                                                    100,000
       Credit Lyonnais Securities (USA) Inc.                                                100,000
       Fahnestock & Co. Inc.                                                                100,000
       H&R Block Financial Advisors, Inc.                                                   100,000
       HSBC Securities (USA) Inc.                                                           100,000
       J.P. Morgan Securities Inc.                                                          100,000
       Lehman Brothers Inc.                                                                 100,000
       McDonald Investments, Inc.                                                           100,000
       Robert W. Baird & Co. Inc.                                                           100,000
       TD Waterhouse Investor Services, Inc.                                                100,000
       U.S. Bancorp Piper Jaffray Inc.                                                      100,000
       Wells Fargo Securities, LLC                                                          100,000
       BB&T Capital Markets, a division of Scott & Stringfellow, Inc.                        40,000
       Blaylock & Partners, L.P.                                                             40,000
       BNP Paribas Securities Corp.                                                          40,000
       C.L. King & Associates, Inc.                                                          40,000
       CIBC World Markets Corp.                                                              40,000
       Comerica Securities, Inc.                                                             40,000
       Credit Suisse First Boston LLC                                                        40,000
       D.A. Davidson & Co.                                                                   40,000
       Davenport & Company LLC                                                               40,000
       Dowling & Partners Securities, LLC                                                    40,000

       Ferris, Baker Watts, Incorporated                                                     40,000
       Fox-Pitt, Kelton Incorporated                                                         40,000
       J.J.B. Hilliard, W.L. Lyons, Inc.                                                     40,000
       Janney Montgomery Scott LLC                                                           40,000
       Keefe, Bruyette & Woods, Inc.                                                         40,000
       Legg Mason Wood Walker, Incorporated                                                  40,000
       Mesirow Financial, Inc.                                                               40,000
       Ryan, Beck & Co., Inc.                                                                40,000
       Sandler O'Neill & Partners, L.P.                                                      40,000
       Southwest Securities, Inc.                                                            40,000
       Stifel, Nicolaus & Company, Incorporated                                              40,000
       Utendahl Capital Partners, L.P.                                                       40,000
       The Williams Capital Group, L.P.                                                      40,000
                                                                                         ==========
                                                                                         20,000,000

Closing Date:  9:00 A.M. (Eastern Time), May 30, 2003

Place of delivery and payment: Sidley Austin Brown & Wood LLP
                               787 Seventh Avenue
                               New York, New York 10019

Company account for wire transfer of payment:   State Street Bank and Trust
                                                ABA 011000028
                                                ACE Limited Cash Settlement
                                                DDA 0017-993-7
                                                Ref Fund G0G5

Lock-up pursuant to Section 5(j) of the Underwriting Agreement (as defined below): yes

     At the Closing Date, the Underwriters will pay the Company by wire transfer to the account specified above $484,250,000.

     The following information appearing in the Registration Statement on Form S-3 (No. 333-88482) (and the related Prospectus dated February 4, 2003 and Prospectus Supplement dated May 7, 2003 relating to the offer and sale of the Shares, in the form in which the Prospectus and Prospectus Supplement were filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended), has been furnished by the Underwriters:

     1. The information in the third paragraph under the caption "Underwriting" on Page S-30 of the Prospectus Supplement insofar as it relates to concession and reallowance.

     2. The information in the ninth and tenth paragraphs under the caption "Underwriting" on page S-31 of the Prospectus Supplement insofar as it relates to stabilization and syndicate covering transactions.

     1. The information in the eleventh paragraph under the caption "Underwriting" on page S-31 of the Prospectus Supplement insofar as it relates to penalty bids.

     No other information in the above mentioned Registration Statement (and the related Prospectus and Prospectus Supplement) has been furnished by the Underwriters.

     All the provisions contained in the Underwriting Agreement dated May 7, 2003 between the Company and the Underwriters (the "Underwriting Agreement") attached hereto as Annex A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

     Any notice by the Company to the Underwriters pursuant to this Terms Agreement shall be sufficient if given in accordance with Section 10 of the Underwriting Agreement addressed to: Citigroup Global Markets Inc., 388 Greenwich Street, 32/nd/ Floor, New York, New York 10013, Attention: Nikki Trezza (facsimile: (212) 816-7912), which shall, for all purposes of this Agreement, be the "Representative."

                                    CITIGROUP GLOBAL MARKETS INC.
                                    MERRILL LYNCH & CO.
                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                INCORPORATED

                                    By:  CITIGROUP GLOBAL MARKETS INC.


                                    By:         /s/ Scott Littlejohn
                                         --------------------------------------
                                                 Authorized Signatory

                                    By:  MERRILL LYNCH & CO.
                                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                     INCORPORATED

                                    By:         /s/ Sabina R. Ceddia
                                         --------------------------------------
                                                Authorized Signatory

Accepted:

ACE LIMITED


By:        /s/ Peter Mear
     ------------------------------------
     Name:  Peter Mear
     Title:  General Counsel & Secretary

                                                                         Annex A

                                   ACE LIMITED
                           (a Cayman Islands Company)

                          20,000,000 Depositary Shares
                      Each Representing 1/10 of a Share of
             7.80% Cumulative Redeemable Preferred Shares, Series C
                           (Par Value $1.00 Per Share)
              (Liquidation Preference $25.00 Per Depositary Share)

                             UNDERWRITING AGREEMENT

                                                                     May 7, 2003

CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
     c/o Citigroup Global Markets Inc.
     388 Greenwich Street, 32/nd/ Floor
     New York, New York 10013

Ladies and Gentlemen:

     2. Introductory. ACE Limited, a Cayman Islands company ("Company"), proposes to sell from time to time 20,000,000 Depositary Shares (the "Shares"), each representing 1/10 of a share of its 7.80% Cumulative Redeemable Preferred Shares, Series C, par value $1.00 per share (liquidation preference $25.00 per Depositary Share) (the "Initial Preferred Shares"), and grant to the Underwriters (as defined below), acting severally and not jointly, an option to purchase up to an additional 3,000,000 Shares, each Share representing one-tenth of a share of its 7.80% Cumulative Redeemable Preferred Shares, Series C, par value $1.00 per share (liquidation preference $25.00 per Depositary Share) (the "Option Preferred Shares" and, together with the Initial Preferred Shares, the "Preferred Shares"). The Preferred Shares will, when issued, be deposited by the Company against delivery of depositary receipts (the "Receipts") to be issued by Mellon Investor Services LLC, as depositary (the "Depositary"), under a deposit agreement (the "Deposit Agreement") to be dated as of May 30, 2003, among the Company, the Depositary and the holders from time to time of Receipts, which will evidence the Shares. Certain terms of the Shares will be set out in a Terms Agreement referred to in Section 3.

     The firm or firms that agree to purchase the Shares are hereinafter referred to as the "Underwriters" of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives," provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(a) and 6(c) and the second sentence of Section 3), shall mean the Underwriters.

     3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters as of the date hereof and on the date of each Terms Agreement referred to in Section 3, as of the Closing Date (as defined below) and, if applicable, as of each Date of Delivery (as defined below) (in each case, a "Representation Date), that:

     (a) Compliance with Registration Requirements. A registration statement (No. 333-88482) relating to, among other things, the Shares and the Preferred Shares, including a form of prospectus, has been filed with the Securities and Exchange Commission ("Commission") and became effective on February 4, 2003. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3, including all material incorporated by reference, is hereinafter referred to as the "Registration Statement," and the prospectus included in such Registration Statement, as supplemented as contemplated by
Section 3 to reflect the terms of offering of the Shares, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933, as amended (the "Securities Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus." A "preliminary prospectus" shall be deemed to refer to any prospectus and prospectus supplement that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and was used after such effectiveness and prior to the initial delivery of the Prospectus to the Underwriters by the Company. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement (or any document incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act")) has been complied with. No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act.

     At the respective times the Registration Statement and any post-effective amendments thereto (including the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2002 with the Commission) became effective and at each Representation Date, the Registration Statement and any amendments thereto complied and will comply in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at each Representation Date, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto) or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives, if any, expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

     (b) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and, when read together with the other information in the Prospectus, at the date of the Prospectus and at each Representation Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (c) Independent Accountants. The accountants who certified or shall certify the financial statements and any supporting schedules thereto of the Company included in the Registration Statement and the Prospectus are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act and the Rules and Regulations

     (d) Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as indicated therein or in the notes thereto. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information, if any, included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the related audited financial statements included in the Registration Statement and the Prospectus. The pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

     (e) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), except as otherwise stated therein (i) neither the Company nor any of its subsidiaries has sustained any material loss or material interference with its business from any action, notice, order or decree from an insurance regulatory authority and (ii) there has been (A) no material adverse change in case reserves or losses or loss expense of the Company and its consolidated subsidiaries and (B) no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, or results of operations of the Company and its subsidiaries considered as one enterprise, in either case whether or not arising in the ordinary course of business (a "Material Adverse Change").

     (f) Good Standing of the Company. The Company has been duly incorporated and is subsisting and in good standing under the laws of the Cayman Islands, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a Material Adverse Change.

     (g) Good Standing of Corporate Subsidiaries. Each subsidiary of the Company, other than such subsidiaries as would not, individually or in the aggregate, constitute a "significant subsidiary" as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a "Significant Subsidiary") which is a corporation has been duly incorporated or organized and is an existing corporation in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and each such Significant Subsidiary of the Company is duly qualified to transact business as a foreign corporation and is in good standing (with respect to jurisdictions which recognize such concept) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a Material Adverse Change; all of the issued and outstanding capital stock of each such Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and all of the issued and outstanding capital stock of each such Significant Subsidiary is owned by the Company, directly or through subsidiaries, except for de minimis shareholdings as required to comply with applicable law, and such capital stock is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except for restrictions on transferability of the shares of insurance subsidiaries under applicable law).

     (h) Good Standing of Partnership Subsidiaries. Each Significant Subsidiary of the Company which is a partnership has been duly formed and is an existing partnership in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction of its formation, with power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and each such Significant Subsidiary of the Company is duly qualified to transact business and is in good standing (with respect to jurisdictions which recognize such concept) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a Material Adverse Change; all of the outstanding equity interests of each such Significant Subsidiary of the Company have been duly authorized and validly issued; and all of the equity interests of each such Significant Subsidiary are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (other than immaterial amounts necessary to comply with applicable law).

     (i) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances thereof, if any, pursuant to reservations, agreements or employee benefit plans or pursuant to the exercise of convertible securities or options). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company.

     (j) Authorization and Description of the Shares and Preferred Shares. The Preferred Shares have been duly authorized by the Company and, when the Shares have been delivered and paid for in accordance with the Terms Agreement and upon deposit of the Preferred Shares with the Depositary pursuant to the Deposit Agreement and the due execution by the Depositary of the Deposit Agreement and the Receipts, in accordance with the Deposit Agreement, on the Closing Date and each Date of Delivery, if any, such Shares and Preferred Shares will have been, validly issued, fully paid and nonassessable, the Shares will have been duly authorized by the Depositary, and the Shares and Preferred Shares will conform to the respective description thereof contained in the Prospectus; and the shareholders of the Company have no preemptive rights with respect to each of the Shares and Preferred Shares.

     (k) No Agreements to Register. There are no contracts, agreements or understandings between the Company and any person requiring the Company to include the Shares and Preferred Shares in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

     (l) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court, domestic or foreign, is required for the consummation of the transactions contemplated by the Terms Agreement in connection with the issuance, offering and sale of the Shares by the Company, except such as have been obtained or made prior to the Closing Date, such as have been obtained and made under the Securities Act, such filing of the Prospectus as has been made with the Bermuda Registrar of Companies under the Companies Act 1981 of Bermuda and such as may be required under state securities laws.

     (m) Non-Taxation of Current Payments. Except as disclosed in the Prospectus, under current laws and regulations of the Cayman Islands and Bermuda and any political subdivision thereof, all dividends declared and payable on the Preferred Shares may be paid by the Company to the holder of the Shares in United States dollars and freely transferred out of the Cayman Islands or Bermuda and all such payments made to holders of the Shares or therein who are non-residents of the Cayman Islands or Bermuda will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or Bermuda or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or Bermuda or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or Bermuda or any political subdivision or taxing authority thereof or therein.

     (n) Absence of Defaults and Conflicts. None of the Company or any subsidiary thereof is in violation of its charter or by-laws, partnership agreement or other constitutive documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any subsidiary thereof is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any subsidiary thereof is subject (collectively, "Agreements and Instruments"), except for such defaults that would not reasonably be expected to result in a Material Adverse Change. The execution, delivery and performance of the Terms Agreement (including the provisions of this Agreement) and the Deposit Agreement, the issuance and sale of the Preferred Shares, and the sale of the Shares, as contemplated herein and in the Prospectus, the consummation of the transaction contemplated herein, in the Deposit Agreement and in the Registration Statement and the Prospectus (including, without limitation, the issuance and sale of the Preferred Shares, the sale of the Shares, and the use of the proceeds from the sale of the Preferred Shares as described under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any subsidiary thereof pursuant to, any Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Change); nor will such action result in any violation of the provisions of the charter or by-laws, partnership agreement or other constitutive documents of the Company or any subsidiary thereof or, to the best knowledge of the Company, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary thereof or over any of their assets, properties or operations, except for such violations under any applicable law, statute, rule, regulation, judgement, order, writ or decree as would not reasonably be expected to result in a Material Adverse Change. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary thereof.

     (o) Authorization of the Terms Agreement and Deposit Agreement. The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company. The Deposit Agreement has been duly authorized and, as of the Closing Date, will be duly executed and delivered by the Company.

     (p) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess any such Governmental Licenses would not, singly or in aggregate, reasonably be expected to result in a Material Adverse Change. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

     (q) Insurance Laws. Each of the Company and its insurance subsidiaries (including insurance holding companies) is duly registered, licensed or admitted as an insurer or an insurance holding company (as applicable) in each jurisdiction where it is required to be so licensed or admitted to conduct its business as presently conducted, except where the failure to be so registered, licensed or admitted would not reasonably be expected to result in a Material Adverse Change; each of the Company and its insurance subsidiaries has all other necessary authorizations, approvals, orders, certificates and permits, of and from, and has made all declarations and filings with, all insurance authorities, commissions or other insurance regulatory bodies to conduct their respective businesses as described in the Prospectus, except for where the failure to have such authorizations, approvals, orders, certificates and permits, or to make such declarations and filings, would not have a Material Adverse Change; all of such authorizations, approvals, orders, certificates and permits are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Change; and neither the Company nor its insurance subsidiaries has received any notification from any insurance authority, commission or other insurance regulatory body to the effect that any additional authorization, approval, order, license, certificate or permit from such authority, commission or body is needed to be obtained by any of the Company or its insurance subsidiaries, except for any authorization, approval, order, license, certificate or permit from any such authority, commission or body the failure of which to obtain, singly or in the aggregate, would not have a Material Adverse Change.

     Each of the Company and its insurance subsidiaries is in compliance with all applicable insurance statutes and regulations and has filed all reports, documents or other information required to be filed under such statutes and regulations, except where the failure to comply or file would not have a Material Adverse Change; and each of the Company and its insurance subsidiaries is in compliance with the insurance laws and regulations of other jurisdictions which are applicable to the Company and its insurance subsidiaries (as the case may be), except where the failure to comply would not have a Material Adverse Change.

     (r) Governmental Authorization. Except as set forth in the Registration Statement and the Prospectus, no authorization, approval or consent of any governmental authority agency is required (other than any license as an insurer or insurance holding company and other than those which have already been obtained) under the laws of any jurisdiction in which the Company or any of its subsidiaries conduct their respective businesses in connection with the ownership, directly or indirectly, by the Company of equity interests in any subsidiary or the repatriation of any amount from or to the Company or any of its subsidiaries, except to the extent that the failure to obtain such authorization, approval or consent would not reasonably be expected to result in a Material Adverse Change.

     (s) Absence of Proceedings. Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Change, or would materially and adversely affect the ability of the Company to perform its obligations under the Terms Agreement (including the provisions of this Agreement) or which are otherwise material in the context of the sale of the Shares; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

     (t) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

     (u) Reserves. The description of the Company's reserves and reserving methodology and assumptions described in the Prospectus is accurate and fairly presents the information set forth therein in all material respects and, since December 31, 2002, no loss experience has developed which would require or make it appropriate for the Company to alter or modify such methodology.

     (v) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

     4.  Purchase, Sale and Delivery of Shares.

     (a) Shares representing the Initial Preferred Shares. The obligation of the Underwriters to purchase the Shares representing the Initial Preferred Shares will be evidenced by an agreement or exchange of other written communications (the "Terms Agreement") at the time the Company determines to sell the Shares representing the Initial Preferred Shares. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms that will be Underwriters, the names of any Representatives, the number of Shares to be purchased by each Underwriter and the purchase price to be paid by the Underwriters. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the "Lead Underwriter") and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Shares representing the Initial Preferred Shares. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Shares representing the Initial Preferred Shares sold pursuant to the offering. The obligations of the Underwriters to purchase the Shares representing the Initial Preferred Shares will be several and not joint. It is understood that the Underwriters propose to offer the Shares representing the Initial Preferred Shares for sale as set forth in the Prospectus.

     (b) Shares representing the Option Preferred Shares. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase at their election up to an additional 3,000,000 Shares representing the Option Preferred Shares, at the price per Share set forth in the Terms Agreement. The option will expire automatically at the close of business on the 30/th/ calendar day after the date of the Terms Agreement and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Shares representing the Initial Preferred Shares upon notice by the Underwriters to the Company setting forth the aggregate number of additional Shares representing the Option Preferred Shares as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Shares representing the Option Preferred Shares. Any such time and date of payment and delivery (a "Date of Delivery") shall be determined by the Underwriters and the Company, but shall not be later than seven full business days after the exercise of said options, nor in any event prior to the Closing Date, unless otherwise agreed upon by the Underwriters and the Company. If the option is exercised as to all or any portion of the Shares representing the Option Preferred Shares, each of the Underwriters, severally and not jointly, will purchase that proportion of the total number of Shares representing the Option Preferred Shares then being purchased which the number of Shares representing the Initial Preferred Shares each such Underwriter has severally agreed to purchase bears to the total number of Shares representing the Initial Preferred Shares, subject to such adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of a fractional number of Shares representing the Option Preferred Shares.

     (c) Payment. Payment of the purchase price for, and delivery of, the Shares representing the Initial Preferred Shares shall be made at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York, or at such other place as shall be agreed upon by the Underwriters and the Company and set forth in the Terms Agreement. In addition, in the event that the Underwriters have exercised their option to purchase any or all of the Shares representing the Option Preferred Shares, payment of the purchase price for, and delivery of such Shares representing the Option Preferred Shares, shall be made at the above-mentioned offices of Sidley Austin Brown & Wood LLP, or at such other place as shall be agreed upon by the Underwriters and the Company, on the relevant Date of Delivery as specified in the notice from the Underwriters to the Company.

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriters for the respective accounts of the Underwriters of the Shares to be purchased by them. It is understood that each Underwriter has authorized Citigroup Global Markets Inc., for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares which it has severally agreed to purchase. Citigroup Global Markets Inc., individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Shares representing the Initial Preferred Shares or the Shares representing the Option Preferred Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) Denominations; Registration. The Receipts shall be in such denominations and registered in such names as the Lead Underwriter may request in writing at least one full business day prior to the Closing Date or the relevant Date of Delivery, as the case may be. The Shares and Receipts will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Date or the relevant Date of Delivery, as the case may be.

     5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus.

     6. Certain Agreements of the Company and the Underwriters. The Company agrees with the several Underwriters that:

     (a) Compliance with Securities Regulations. The Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph
(2) (or, if applicable, subparagraph (5)) of Rule 424(b) not later than the second business day following the execution and delivery of the Terms Agreement.

     (b) Filing of Amendments. The Company will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Lead Underwriter a reasonable opportunity to review and comment upon such proposed amendment or supplement; and the Company will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

     (c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Shares and Preferred Shares is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Lead Underwriter's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

     (d) Earnings Statement. As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Shares and Preferred Shares, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and
(iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Securities Act.

     (e) Delivery of Registration Statement and Prospectuses. The Company will furnish to the Representatives copies of the Registration Statement (two of which will be signed and will include all exhibits), any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Lead Underwriter requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of the Terms Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

     (f) Blue Sky Qualification. The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Lead Underwriter designates and will continue such qualifications in effect so long as required for the distribution provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares) or subject itself to any taxation in respect of doing business.

     (g) Delivery of Annual Report. During the period of two years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders.

     (h) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Shares for sale under the laws of such jurisdictions as the Lead Underwriter designates and the printing of memoranda relating thereto, for the filing fee incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. of the Shares, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Shares and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

     (i) Documentary, Stamp or Similar Issue Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Shares and on the execution and delivery of the Terms Agreement (including the provisions of this Agreement). All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

     (j) Restriction on Sale of Securities. For a period of 30 days after the date of the initial public offering of any Shares, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any additional preferred shares or securities convertible into or exchangeable or exercisable for such preferred shares, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter, other than (x) issuances of preferred shares, options, or other securities or rights pursuant to any employee or director compensation, options, savings, benefit or other plan of the company, (y) any issuance upon exercise, conversion or exchange of any securities or obligations outstanding on the date hereof and (z) any issuances of equity securities as consideration for an acquisition.

     (k) Delivery of Tax Information to Shareholders. The Company will use its best efforts to provide to holders of the Shares ("Shareholders") the information required by Shareholders to complete their U.S. income tax returns in the manner specified in the Prospectus and, to that end, to (i) send a letter shortly after the end of each fiscal year asking each corporate policyholder to represent whether the insured or any director or officer of the insured was a U.S. shareholder of the Company, within the meaning of Section 953(c)(1)(A) of the Internal Revenue Code of 1986 (the "Code"), or related to a U.S. Shareholder of the Company at any time during the preceding 12 months or to use another method which the Company reasonably believes will elicit similar information;
(ii) if the gross "related person insurance income" ("RPII") of any of its insurance subsidiaries for any fiscal year is 20% or more of such insurance subsidiary's gross insurance income within the meaning of Section 953(c)(3)(B) of the Code, send a letter shortly after the end of such fiscal year to all record owners (other than The Depository Trust Company ("DTC") and DTC participants) asking them to notify the Company's transfer agent (on a form attached to the letter) within 30 days of the percentage of shares held by them that are beneficially owned by U.S. persons, the percentage that are beneficially owned by non-U.S. persons, and the percentage for which beneficial ownership is not known; and (iii) if the gross RPII of any of its insurance subsidiaries for any fiscal year is 20% or more of such insurance subsidiary's gross insurance income within the meaning of Section 953(c)(3)(B) of the Code,
(A) prepare IRS Form 5471 (or any successor form) with all insurance subsidiary information and (B) as soon as practicable after the end of such fiscal year, send copies of Form 5471 and a letter instructing U.S. shareholders how to complete Form 5471 to all record owners (other than DTC and DTC participants).

     (l) Listing. Promptly after the date of this Agreement, Application will be made to list the Shares on the New York Stock Exchange.

     (m) The Underwriters will undertake to sell the Shares to a minimum of 400 beneficial holders, in order to satisfy one of the requirements for listing the Shares on the New York Stock Exchange.

     7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Shares will be subject to the accuracy in all material respects of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder in all material respects and to the following additional conditions precedent:

       (a) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

           (i) in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

           (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

           (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                 (A) the unaudited financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                 (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of the Terms Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets or reserves, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                 (C) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, net operating income or in the total or per share amounts of consolidated net income, except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

           (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

       All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statements for purposes of this subsection.

       (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

       (c) Subsequent to the execution and delivery of the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, business or results of operations of the Company or its subsidiaries which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares; (ii) any downgrading in the rating of any debt securities of the Company or the insurance claims paying ability rating or other insurance rating of the Company or any of its Significant Subsidiaries, in each case by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436 (g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or of the insurance claims paying ability or other insurance rating of the Company or any of its Significant Subsidiaries; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States;
(iv) any banking moratorium declared by U.S. federal, New York or Bermuda authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares.

       (d) The Representatives shall have received on the Closing Date a signed opinion of Maples and Calder, Cayman Islands counsel for the Company, dated the Closing Date, to the effect that:

           (i) the Company has been duly incorporated and is validly existing and in good standing as an exempted company, under the laws of the Cayman Islands, and has the corporate power and corporate authority to own, lease and operate its property, and to conduct its business, as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under, or as contemplated under, the Terms Agreement, including the provisions of this Agreement;

           (ii) The Preferred Shares have been duly authorized and, when the Preferred Shares have been paid for in accordance with the Terms Agreement on the Closing Date and each Date of Delivery, if any, such Preferred Shares will have been validly issued and may properly be credited as fully paid and not subject to further calls or assessments by the Company; the terms of the Preferred Shares conform, as to Cayman Islands legal matters, to the description thereof contained in the Prospectus; the issue of the Preferred Shares will not be subject to preemptive or other similar rights arising under the Company's Memorandum and Articles of Association or Cayman Islands law; all corporate action required to be taken for the authorization and issue of the Preferred Shares has been validly taken;

           (iii) the Terms Agreement, including the provisions of this Agreement, have been duly authorized, executed and delivered by the Company;

           (iv) The Deposit Agreement has been duly authorized, executed and delivered by the Company;

           (v) the execution and delivery by the Company of, and the performance by the Company of its obligations under, each of the Deposit Agreement and the Terms Agreement, including the provisions of this Agreement, and the consummation by the Company of the transactions contemplated by each of the Terms Agreement, including the provisions of this Agreement, and the Deposit Agreement, do not and will not (A) violate any provision of the Memorandum and Articles of Association of the Company; (B) contravene any provision of any law, public rule or regulation of the Cayman Islands applicable to the Company; (C) to the best of such counsel's knowledge, contravene any existing published order or decree of the courts of the Cayman Islands by which the Company is bound or by which its properties or assets may be affected; or (D) require any consent, approval or authorization or order of, or qualification with, any Cayman Islands governmental agency in connection with the offer and sale of the Preferred Shares;

           (vi) to the best of such counsel's knowledge, but based only upon a search of the cause list at the offices of the Grand Courts of the Cayman Islands, there was no action, suit or proceeding to which the Company is a party or to which the assets, properties or operations of the Company is subject, before the courts of the Cayman Islands at the close of business on a recent date to be specified in such opinion;

           (vii) all statements made in the Prospectus with regard to statutes, regulations, rules, treaties and other laws of the Cayman Islands (including, but not limited to, insurance, regulatory and tax matters and the Companies Law (2002 Revision) of the Cayman Islands) and enforcement of judgments in the Cayman Islands are accurate;

           (viii) pursuant to this Agreement, and to the extent that the laws of the Cayman Islands are relevant, the Company has legally, validly, effectively and irrevocably submitted to the jurisdiction of the United States Federal and New York State courts sitting in the Borough of Manhattan in The City of New York, State of New York, and has legally, validly and effectively appointed ACE USA, Inc. as the authorized agent of the Company for the purposes described in Section 14 of this Agreement assuming this to be the case as a matter of the applicable United States Federal and New York State laws;

           (ix) the choice of the laws of the State of New York, United States of America as the governing law of the Terms Agreement, including the provisions of this Agreement, is a valid and effective choice of law and in an action brought before a court of competent jurisdiction in the Cayman Islands, the laws of the State of New York would, to the extent specifically pleaded and proved as a fact by expert evidence, be recognized and applied by such court to all issues concerning the formal and essential validity of the Terms Agreement, including the provisions of this Agreement, and the interpretation thereof, except that in any such action such court will apply those laws of the Cayman Islands as such court characterizes as procedural and will not apply those laws of New York as such court characterizes as procedural;

           (x) although there is no statutory enforcement in the Cayman islands of a judgment obtained in New York, the courts of the Cayman Islands will recognize and enforce a foreign judgment of a court of competent jurisdiction, based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided such judgment is final, for a liquidated sum, not in respect of taxes or a fine or penalty, and was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands. A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere. For the purposes of enforcement of a judgment granted against the Company in respect of the Terms Agreement, including the provisions of this Agreement, a court in the Cayman Islands would recognize the jurisdiction of the applicable federal or state court to the jurisdiction of which the Company has submitted rendering such judgment if service of process on the Company is effected pursuant to and in accordance with the provisions of this Agreement; and

           (xi) on the basis that the Company carries on its business as set forth in the Prospectus, there is no requirement that it be licensed under the Insurance Law, 1979, as amended of the Cayman Islands.

       (e) The Representatives shall have received on the Closing Date a signed opinion of Conyers Dill & Pearman, Bermuda counsel for the Company, dated the Closing Date, to the effect that:

           (i) each of ACE Bermuda Insurance Ltd., Corporate Officers and Directors Assurance Ltd. and ACE Tempest Reinsurance Ltd. (collectively, the "Bermuda Insurance Subsidiaries") (A) is validly existing under the laws of Bermuda as a company with limited liability and is in good standing under the laws of Bermuda (meaning that such company has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fee or tax, the failure of which would make such company immediately liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda) and (B) the corporate objects and powers contained in the Memorandum of Association of each of the Bermuda Insurance Subsidiaries are sufficient to allow them to carry on their business and to own, lease and operate its properties as both are described in the Prospectus;

           (ii) the Company is validly registered under the Companies Act 1981 as a Permit Company and is in good standing under the laws of Bermuda (meaning that such company has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fee or tax which is required to be paid in respect of Permit Companies in Bermuda);

           (iii) based solely upon a certified copy of the Register of Members for each of the Bermuda Insurance Subsidiaries, and without further inquiry, (A) all of the issued shares in the share capital of each of the Bermuda Insurance Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue of such shares); and (B) the Company is the registered holder of all the issued shares of each of the Bermuda Insurance Subsidiaries;

           (iv) each of the Bermuda Insurance Subsidiaries is duly registered as an insurer under the Insurance Act of 1978 (Bermuda) and the regulations promulgated thereunder (together, the "Insurance Act") and, as so registered, each Bermuda Insurance Subsidiary may conduct the insurance business as described in the Prospectus; and based solely on the Certificates of Compliance and without independent inquiry, each of the Bermuda Insurance Subsidiaries has filed with the appropriate Bermuda governmental authority all reports, documents or other information required to be filed under the Insurance Act;

           (v) the Company is not registered as an insurer under the Insurance Act and is therefore not required to comply with the requirements of the Insurance Act applicable to registered insurers;

           (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, each of the Deposit Agreement and the Terms Agreement, including the provisions of this Agreement and the consummation by the Company of the transactions contemplated by each of the Terms Agreement, including the provisions of this Agreement, and the Deposit Agreement, do not and will not (A) violate any provision of the Memorandum of Association or By-laws of any of the Bermuda Insurance Subsidiaries or any applicable law, regulation, order or decree in Bermuda; (B) based solely upon the Cause Book, contravene any judgment, order or decree by the Bermuda Supreme Court against the Company or the Bermuda Insurance Subsidiaries; or (C) require any consent, approval or authorization or order of, or qualification with, any Bermuda governmental agency;

           (vii) based solely upon the Cause Book and without further inquiry, there is no action, suit or proceeding now pending before the Bermuda Supreme Court against the Company or the Bermuda Insurance Subsidiaries or any of their respective properties; and

           (viii) all statements made in the Prospectus with respect to statutes, regulations, rules, treaties and other laws of Bermuda (including, but not limited to, statements made with respect to the Insurance Act and Bermuda tax matters) fairly and accurately present the information set forth therein and such counsel's opinion as to such matters.

           (ix) The choice of the Foreign Laws as the governing law of the Terms Agreement, including the provisions of this Agreement, is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (A) which such courts considers to be procedural in nature,
       (B) which are revenue or penal laws or (C) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in the Terms Agreement, including the provisions of this Agreement, to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Company.

       (f) The Representatives shall have received on the Closing Date a signed opinion of Peter N. Mear, Esq., General Counsel of the Company, dated the Closing Date, to the effect that:

           (i) the Company is qualified to do business, and is in good standing, as a foreign corporation, under the laws of each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, would not singly or in the aggregate have a Material Adverse Change;

           (ii) each of ACE Bermuda Insurance Ltd., ACE Tempest Reinsurance Ltd., ACE USA, Inc. and ACE INA Holdings Inc. is qualified to transact business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified or to be in good standing (with respect to jurisdictions which recognize such concept) would not singly or in the aggregate result in a Material Adverse Change;

           (iii) except as set forth in the Registration Statement and the Prospectus, such counsel does not know of any outstanding (A) securities or obligations of the Company convertible into or exchangeable for any shares of capital stock of the Company or any of its subsidiaries; (B) rights, warrants or options to acquire or purchase from the Company any shares of capital stock of the Company or any such convertible or exchangeable securities or obligations; or (C) obligations or understandings of the Company to issue or sell any shares of capital stock of the Company or any of its subsidiaries, any such convertible or exchangeable securities or obligations, or any such warrants, rights or obligations; and

           (iv) to the best of such counsel's knowledge, and other than as disclosed in the Prospectus, there are no threatened legal proceedings against the Company or any of its subsidiaries which, if determined adversely to the Company or such subsidiary, would result in a Material Adverse Change.

       (g) The Representatives shall have received on the Closing Date a signed opinion of Mayer, Brown, Rowe & Maw, United States counsel for the Company, dated the Closing Date, to the effect that:

           (i) each of ACE INA Holdings Inc. and ACE USA, Inc. is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

           (ii) the execution and delivery by the Company of, and the performance by the Company of its respective obligations under, each of the Deposit Agreement and the Terms Agreement, including the provisions of this Agreement, and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated by the Registration Statement and the Prospectus and the consummation by the Company of the transactions contemplated by each of the Terms Agreement, including the provisions of this Agreement, and the Deposit Agreement, do not and will not (A) contravene any provision of any United States federal or New York State law, rule or regulation, in each case which, in such counsel's opinion, based on such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement ("United States Applicable Laws"), except that such counsel need not express any opinion in this paragraph with respect to state securities laws; (B) contravene any judgment, order or decree known to such counsel without independent inquiry of any United States federal or New York State court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is bound or by which their properties or assets may be affected; (C) conflict with, result in any breach of or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries, pursuant to the terms of any agreement or instrument filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 or any agreement or instrument otherwise known to such counsel to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its subsidiaries is subject, or the certificate of incorporation or by-laws of ACE INA Holdings Inc. or ACE USA, Inc., except for such conflicts, breaches, violations, defaults, accelerations, repayments, repurchases, liens, charges or encumbrances that would not singly or in the aggregate result in a Material Adverse

     Change; or (D) based upon such counsel's review of the United States Applicable Laws, require any consent, approval or authorization or order of, or qualification with, any United States federal or state governmental agency or authority or court, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws or state insurance laws in connection with the offer and sale of the Shares;

          (iii) each of the Shares, Preferred Shares, Deposit Agreement and this Agreement conform in all material respects to the statements relating thereto contained in the Prospectus and are in substantially the form to be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement;

          (iv) Assuming due authorization, execution and delivery by the Company, the Deposit Agreement constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

          (v) such counsel does not know, after inquiry of Company officers and based solely on such inquiry, of any action, suit or proceeding before or by any United States federal or state government, governmental instrumentality or court now pending or threatened against or affecting the Company or any of its subsidiaries or any of their respective properties that is required to be described in the Registration Statement or the Prospectus and is not so described or of any contract or other document that is required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed, as required;

          (vi) the Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion) when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations of the Commission thereunder;

          (vii) the documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act , as applicable, and the Rules and Regulations of the Commission thereunder;

          (viii) the statements in the Registration Statement and the prospectus insofar as they are descriptions of contracts, agreements, instruments or proceedings, or constitute statements or summaries of United States federal or New York State laws or legal conclusions with respect thereto, are accurate and present fairly the information required to be shown; and

          (ix) the Company is not, and upon the issuance and sale of the Shares as contemplated in this Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the 1940 Act.

     Such counsel shall also state that it has been advised by the Commission that the Registration Statement became effective under the Securities Act; that any required filings of the Prospectus pursuant to Rule 424(b) have been made in the manner and within the time period required by Rule 424(b); and that, based solely on conversations with the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for the purpose have been instituted, are pending or, to such counsel's knowledge, are contemplated under the Securities Act.

     Such counsel shall also state that they have examined various documents and participated in conferences with representatives of the Company and its accountants and with representatives of the Underwriter and its counsel at which times the contents of the Registration Statement and the Prospectus and related matters were discussed, and that, although they are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or making any representation that they have independently verified or checked the accuracy, completeness or fairness of such statements, except as set forth above, no facts have come to such counsel's attention that cause such counsel to believe that the Registration Statement or any post-effective amendment thereto, at the time the Registration Statement or any post-effective amendment thereto (including the filing of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 with the Commission) became effective or as of the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus or any amendment or supplement thereto, at the date of the Prospectus, at the date of any such amendment or supplement or at the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (such counsel need not express a belief with respect to the financial statements and supporting schedules and other financial data included in or omitted from the Registration Statement or any post-effective amendment thereto or the Prospectus or any amendment or supplement thereto).

     (h) The Representatives shall have received from Sidley Austin Brown & Wood LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the Registration Statements and the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (i) The Representatives shall have received a certificate, dated such Closing Date, of the Chairman and Chief Executive Officer or General Counsel and Secretary of the Company and of the Chief Financial Officer; chief accounting officer or chief investment officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that:
(i) there has not been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change, or any development or event involving a prospective material adverse change, in the financial condition, business or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the representations and warranties of the Company in Section 2 are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officers' knowledge, are threatened by the Commission.

     (j) The Representatives shall have received a letter, dated such Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection
(a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

     (k) In the event that the Underwriters exercise their option to purchase; all or any portion of the Shares representing the Option
Preferred Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery the Underwriters shall have received:

          (i) The favorable opinions of Maples and Calder, Cayman Islands counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Shares representing the Option Preferred Shares and otherwise to the same effect as the opinions required by Section 6(d) hereof.

          (ii) The favorable opinions of Conyers Dill & Pearman, Bermuda counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Shares representing the Option Preferred Shares and otherwise to the same effect as the opinions required by Section 6(e) hereof.

          (iii) The favorable opinions of Peter N. Mear, Esq., General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Shares representing the Option Preferred Shares and otherwise to the same effect as the opinions required by Section 6(f) hereof.

          (iv) The favorable opinions of Mayer, Brown, Rowe & Maw, United States counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Shares representing the Option Preferred Shares and otherwise to the same effect as the opinions required by Section 6(g) hereof.

          (v) The favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters, dated such Date of Delivery, relating to the Shares representing the Option Preferred Shares and otherwise to the same effect as the opinion required by Section 6(h) hereof.

          (vi) A certificate, dated such Date of Delivery, of the Chairman, President and Chief Executive Officer or General Counsel and Secretary of the Company and of the Chief Financial Officer; chief accounting officer or chief investment officer of the Company, confirming that the certificate delivered at the Closing Date pursuant to Section 6(i) hereof remains true and correct as of such Date of Delivery.

          (vii) A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Underwriters pursuant to Section 6(j) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

     The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder and under the Terms Agreement.

     8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any, related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

     (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above . In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the company within the meaning of the Securities Act.

     9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Shares under the Terms Agreement and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Shares that the Underwriters are obligated to purchase on the Closing Date, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If the Terms Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Shares by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Shares have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Shares by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Company will reimburse the Underwriters for all out-of pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Shares.

     11. Notices. All communications hereunder will be in writing and effective only on receipt and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their addresses furnished to the Company in the Terms Agreement, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at ACE Global Headquarters, 17 Woodbourne Avenue, Hamilton HM 08 Bermuda, Attention: General Counsel and Secretary; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

     12. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and the Underwriters and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

     13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under the Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

     14. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     15. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby. The Company irrevocably appoints ACE USA, Inc., 1133 Avenue of the Americas, 32nd Floor, New York, New York 10036 as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in
Section 10, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

     The obligation of the Company in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

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         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                         Very truly yours,

                                         ACE LIMITED


                                         By:          /s/ Peter Mear
                                             -----------------------------------
                                             Name: Peter Mear
                                             Title: General Counsel & Secretary

CONFIRMED AND ACCEPTED,
  as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By: CITIGROUP GLOBAL MARKETS INC.


By:      /s/ Scott Littlejohn
    -------------------------------
        Authorized Signatory

By: MERRILL LYNCH & CO.
    MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED

By:     /s/ Sabina R. Ceddia
    -------------------------------
        Authorized Signatory